PURCHASE AGREEMENT
                     6409 North Navarro Road
                          Victoria, TX

This AGREEMENT, entered into effective as of the 11 of April, 2002.

l. PARTIES. Seller is AEI Real Estate Fund XVI Limited Partnership ("Seller"). Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property"). Buyer is FordTex Investments, Inc., and/or its assigns ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto. Seller will also transfer its ownership interest in the personalty on the attached Exhibit B by way of a Quit Claim Bill of Sale. Seller has no knowledge of any outstanding third party lien interests in this personalty.

3. PURCHASE PRICE. The purchase price for this Property is $725,000 cash plus $50 independent consideration, based on the following terms:

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $20,000 in cash or good funds (the "First Payment") to Lawyers Title Insurance Corporation, Crossroads Abstract & Title Company,
     Attn:  Denise  McCue,  104 South Main Street,  Victoria,  TX
     77901 ("Escrowee"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement. After the expiration of the Review Period as defined in paragraph 6 below, the First Payment held for the account of Seller shall become non-refundable unless Seller shall default hereunder or this agreement is properly cancelled by Buyer pursuant to the terms hereof.

     (b)  Buyer  will pay the balance of purchase price  for  the
     Property, $705,000 in cash or   good    funds  (the  "Second
     Payment"), at closing to the Escrowee who shall close the transaction according to the terms hereof.

     (c) When this Agreement is executed, Buyer will also pay $50
     in cash  in  good  funds     directly  to  Seller   ("Option
     Consideration"),which shall be in consideration for Seller's execution of this Agreement, but will be credited against the purchase price when and if escrow closes and the sale
     is completed.   The Option Consideration shall be considered
     non-refundable if this Agreement is terminated for any reason.

5. CLOSING DATE. Escrow shall close on or before the thirtieth day after the Inspection and Feasibility Study Period (as extended, if applicable) is completed.

6. DUE DILIGENCE. Buyer will have until the expiration of the 60th day after the Effective Date of this "Agreement" (the "Inspection and Feasibility Study Period"), to conduct all of its inspections and due diligence and satisfy itself regarding title to the Property, and to inspect the Property at Buyer's sole expense. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Buyer expressly acknowledges that the sale of the Property as provided for herein is made on an "AS IS" basis, and such provision shall survive closing.



      Buyer may cancel this Agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of the Inspection and Feasibility Study Period. If this Agreement is not canceled as set forth herein, the First Payment shall be non-refundable unless Seller shall default hereunder or this Agreement is properly cancelled by Buyer pursuant to the terms hereof.

      If Buyer cancels this Agreement as permitted under this Section or Section 16, except for any liabilities under sections 15(a)(iii) and 16(b) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be promptly returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless Seller shall be in default of any obligation hereunder, or this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to have canceled this Agreement and relinquished all rights in and to the Property. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Buyer and the First Payment shall be deposited by Buyer with Escrowee. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties. The parties agree to sign these additional instructions of the Escrowee, if any. If there is any conflict between these other instructions and this Agreement, this Agreement will control. Seller shall notify Escrowee upon Seller's acceptance of this Agreement.

8. TITLE. Closing will be conditioned on the commitment of Escrowee to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own marketable and insurable fee simple title to the Property subject only to: the exceptions reflected in the title commitment reasonably acceptable to Buyer (the "Permitted Exceptions"), current real property taxes and assessments; and survey exceptions. Seller shall have a Title Commitment issued and tendered to Buyer within twenty (20) days of the date this Purchase Agreement is delivered to Escrowee.

       Buyer shall be allowed until the expiration of the "Inspection and Feasibility Study Period" for examination and the making of any objections to the survey and to any exception contained in the Title Commitment, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If within such 30-day period Seller fails to cure Buyer's objections, or is unable to obtain insurable title to Buyer's reasonable satisfaction, Buyer may elect to cancel this Agreement and (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.


      If Buyer shall make no written objection to Seller within the Review Period setting forth Buyer's objections to the status of title, Buyer shall have been deemed to have waived any such objections.

9. CLOSING COSTS. Seller will pay the deed stamp taxes, if any, and one-half of escrow fees attributable to the closing services for this transaction, and any brokerage commissions payable to The Ron Brown Company only. Seller shall pay for the cost of issuing the title commitment and the cost of the title insurance premium for an Owner's policy. Buyer will pay one-half of the escrow fees, the costs of a new survey or an update to the Survey in Seller's possession (if an update is required by Buyer). All other closing costs shall be paid by Seller and Buyer in the manner in which such costs are customarily paid by such parties in transactions involving real property in Tarrant County, Texas. Each party will pay its own attorneys' fees and costs to document and close this transaction.

10. REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS. Seller represents that to the best of its knowledge, all real estate taxes and assessments due and payable in all years prior to the year of Closing have been paid in full. Responsibility for real estate taxes and special assessments shall be prorated as of the date of closing based upon the most recently available tax bill and any known increase in the assessed valuation or the tax rate. All real estate taxes and special assessments due and payable in the years following the year in which closing occurs shall otherwise be the responsibility of Buyer. However, Seller shall remain responsible for the pro-rata share of taxes prior to closing and Buyer assumes the responsibility for the pro-rata share of taxes after closing. Seller and Buyer agree that the parties shall, if necessary, re-prorate the taxes when actual tax bills for the year of closing are available. This agreement to re-prorate taxes shall survive closing.

11. SELLER'S REPRESENTATION AND AGREEMENTS.

     Seller represents and warrants as of this date that:

     (i) It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property that have not been disclosed to Buyer. Seller has notified Buyer that the personalty in the Property is presently subject to a personal property tax lien.

     (ii) It is not aware of any contracts affecting this Property and potentially or actually binding on Buyer after the closing date.

     (iii) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.


12. DISCLOSURES.

     (a) Seller has been an absentee landlord. Consequently, Seller has little, if any, knowledge of the physical characteristics of the Property.

     Accordingly, except as otherwise specifically stated in the Agreement, Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning (i) the nature and condition of the Property, including, without limitation, the water, soil, and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; (ii) except for the warranty of title contained in the Deed to be delivered by Seller at the closing, the nature and extent of any right of way, lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, and (iii) the compliance of the Property or its operation with any laws, ordinances, or regulations of any government or other body.

     (b) Buyer acknowledges and agrees that Buyer is not relying upon any representation or warranties made by Seller or Seller's Agent except those provided herein.

     (c) Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer expressly acknowledges that, in consideration of the agreements of the Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, tenantability, suitability for commercial purposes, merchantability, profitability, or fitness for a particular purpose, in respect of the Property.

     (d) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATION TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ALSO AGREES THAT SELLER WILL HAVE NO LIABILITY OF ANY TYPE, DIRECT OR INDIRECT, TO BUYER OR BUYER'S SUCCESSORS, ASSIGNS, LENDERS OR AFFILIATES IN CONNECTION WITH ANY HAZARDOUS, TOXIC, DANGEROUS, FLAMMABLE, EXPLOSIVE OR CHEMICAL SUBSTANCES OF ANY TYPE (WHETHER OR NOT DEFINED AS SUCH UNDER ANY APPLICABLE LAWS) ON OR IN CONNECTION WITH THE PROPERTY EITHER BEFORE OR AFTER THE CLOSING DATE.

     The provisions (a) through (d) shall survive closing.


13. CLOSING.

     (a) Before the closing date, Seller will deposit into escrow an executed special warranty deed subject to the Permitted Exceptions conveying good and indefeasible title of the Property to Buyer. At Closing, Seller shall deliver to Buyer and the Title Company a standard Seller's Affidavit regarding liens and judgments. Buyer will be given five (5) business days, prior to closing, to review and approve all closing documents.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims to the Property and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer as Seller's sole remedy.

      If Seller shall default, Buyer may, at its option, either terminate this Agreement and receive a full and immediate refund of the First Payment or seek to enforce specific performance of this Agreement. Provided, however, that in no event shall Seller be liable for any consequential, punitive or speculative damages arising out of any default by Seller hereunder.

15. BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.  Buyer represents and warrants to Seller as follows:

     (i) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (ii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     (iii) Buyer agrees to indemnify and hold Seller harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising out of representation of Buyer other than S. R. Barker Company whom Buyer represents shall be paid by The Ron Brown Company.




16. PROPERTY INSPECTION AND ENVIRONMENTAL.

     (a) Seller shall provide Buyer access to the Property from time to time for the purpose of conducting inspections thereof including mechanical, structural, electrical and other physical inspections. Buyer has until the end of the Inspection and Feasibility Study Period to complete such physical inspections.

     (b) Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, claims, causes of action, liabilities, and costs to the extent caused by the actions of Buyer, its agents, employees, contractors, or invitees, during any such entry upon the Property. The foregoing duty of indemnification shall include the duty to pay all reasonable attorney's fees incurred by the Seller in responding to or defending any such claims or proceedings, and shall survive closing.

     (c) Buyer shall pay for any Phase I Environmental studies it wants to be performed on the Property. If Buyer desires a Phase I Environmental, Buyer shall obtain and review the same within the Inspection and Feasibility Study Period. If Buyer terminates this Agreement prior to the expiration of the Inspection and Feasibility Study Period, Buyer will provide Seller with copies of all reports and test results Buyer had performed on the Property.

     (d) Seller shall deliver to Buyer, on or before ten (10) days following the date Seller signs this Agreement, the following items to the extent within Seller's possession, or if such item(s) do not exist or Seller does not possess such items, a statement to that effect:

          (a.) Any Environmental reports affecting the Property;
          (b.) Any leases on the Property;
          (c.) All surveys of the property.

     If this transaction does not close as scheduled, Purchaser shall return the items set forth in (a.)-(c.) to Seller within a reasonable time following termination of this Agreement.

     The  Inspection  and  Feasibility  Study  Period  shall   be
     extended for one (1) day for each day by which Seller is late in delivering the items (a.)-(c.).

17. DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $20,000, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any period provided for above in this Subparagraph 17a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property.



     If the cost of repair is less than $20,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds in relation to the Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken or notice of a taking is received from any condemning authority (other than as disclosed in writing to Buyer prior to the date of this Agreement) by eminent domain, this Agreement shall become null and void, at
     Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding in relation to the Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 17(a) or 17(b), the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

18. SELLER'S AND BUYER'S BROKERS. John Crews of The Ron Brown Company is the broker representing the Seller (and the Seller only) in this transaction. The Buyer is represented by S. R. Barker with the S.R. Barker Company in this transaction. Seller will pay The Ron Brown Company a commission of $43,500 (and only shall be paid commission if this transaction as contemplated shall close). Seller will not be responsible for any proration of the commission between The Ron Brown Company and the S. R. Barker Company. The S.R. Barker Company will look solely to The Ron Brown Company or Buyer for its share, if any, of the commission. The Buyer and Seller both represent and warrant that no other brokers have been involved on behalf of the warranting party, and both parties agree to indemnify the other and hold harmless from any claim through or on behalf of such other party.

19. CANCELLATION If either party elects to cancel this Contract because of any breach by the other party, the party electing to cancel shall deliver to the defaulting party and the escrow agent a notice stating that this Contract shall be canceled unless the breach is cured within 5 days following the delivery of the notice to the defaulting party. If the breach is not cured within the 5 days following the delivery of the notice to the defaulting party, this Contract shall be canceled.

20. MISCELLANEOUS.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b)  FUNDS TO BE DEPOSITED OR PAID BY BUYER WILL BE GOOD AND
     CLEAR  FUNDS IN THE FORM OF CASH, CASHIER'S CHECKS  OR  WIRE
     TRANSFERS.



     (c) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Fund XVI Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101-4901

     If to Buyer:

          Tom Ford                      Photo copy to:
          c/o FordTex Inv. Inc.         S.R. Barker Co.
          P.O. Box 1377                 1106 San Antonio Street
          Taylor, Texas  76574          Austin, Texas 78701



     (d) Buyer may assign this Agreement at any time without the consent or prior approval of Seller, and following any such assignment, Seller agrees to close this transaction with the assignee of Buyer. The original Buyer named herein shall remain liable for any indemnity obligations hereunder.

When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the Option Consideration, and delivering a copy of this Agreement signed by Buyer and the $20,000.00 First Payment to Escrowee; Escrowee shall sign below acknowledging receipt of this Agreement signed by Buyer and the First Payment, which will be deposited in to escrow by Escrowee. Seller has five (5) business days after receipt of the executed offer, Option Consideration, and acknowledgment of receipt of the First Payment by Escrowee within which to accept this offer by fully executing this contract and giving both Buyer and Escrowee written notice thereof; if not accepted by Seller, Escrowee shall immediately return the First Payment to Buyer and shall not require any releases by the Seller. The Effective Date of this Agreement shall be the date Buyer receives a fully executed original counterpart of this Agreement.




IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written, and Broker has executed this agreement confirming the amount and manner of commission payable to it.


BUYER:

     FordTex Investments, Inc.

     By: /s/ Tom Ford

     Its:    Pres
            Title

SELLER:

     AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By: AEI Fund Management XVI, Inc., its corporate general
         partner

     By: /s/ Mark E Larson
             Mark E. Larson, Chief Financial Officer




ESCROWEE:

      The Title Company hereby acknowledges receipt of a fully executed copy of this Agreement and the First Payment referred to
in the Agreement on                 , 2002, and agrees to accept,
hold, deliver and disburse the First Payment and Second Payment, together with all interest accrued thereon and received by the Title Company, strictly in accordance with the terms and provisions of this Agreement. In performing any of its duties hereunder, the Title Company shall not incur any liability to anyone for any damages, losses or expenses, except for negligence, willful default or breach of trust, and it shall accordingly not incur any liability with respect (i) to any action taken or omitted in good faith upon advice of its counsel, or (ii) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Title Company shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. Seller and Buyer hereby agree to indemnify and hold harmless the Title Company against any and all losses, claims, damages, liabilities and expenses, imposed upon the Title Company or incurred by the Title Company in connection with its acceptance or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, unless such losses, claims, damages, liabilities and expenses arise out of Title Company's negligence, willful default or breach of trust. In the event of a dispute between Seller and Buyer sufficient in the discretion of the Title Company to justify its doing so, the Title Company shall be entitled to tender into the registry of the District Court of Victoria County, Texas, all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Seller and Buyer shall bear all costs and expenses of such legal proceedings.



Lawyers Title Insurance Corporation


By:

Its:








                           EXHIBIT "A"


TRACT 1

Lot One (1), in Block One (1) of Southwestern Medical Center Subdivision, an addition to the City of Victoria, Victoria County, Texas, according to the established map and plat of said addition of record in Volume 7, Page 174A and 174B of the Plat Records of Victoria County, Texas.

TRACT II

An easement estate as to the real property described on Annex I attached hereto, consisting of 0.0630 acres, more or less.



EXHIBIT A LEGAL DESCRIPTION



                             AMEX I

                           0.0630 ACRE



THE STATE OF TEXAS)

THE COUNTY OF VICOTRIA)


BEING a 0.0360 (2744 sq. ft.) acre tract of land for easement situated in the John Hughes Survey, Abstract 182, Victoria county, Texas and being a portion of that certain tract of land described as 3.317 acres as conveyed by Ron Brown, et al to Southwestern Medical Centers, Inc. by General Warranty Deed recorded in Volume 1110, Page 595 of the Deed Records of said County, said 0.0630 (2744 sq. ft.) acre tract of land being more fully described by metes and bounds as follows:

     COMMENCING at a 5/8 inch diameter iron rod found in the west right-of-way line of U.S. Highway No. 77 (N. Navarro Street) to mark the common corner of the herein described tract and Midas Addition, an addition to the City of Victoria, Victoria County, Texas according to the established plat of said addition of record in Volume 6, Page 98 of the Plat Records of said County, said iron rod bears North 02 deg. 02' 27" East, along said right-of-way line a distance of
     110.21 feet (110.00' by plat) from a 5/8 inch diameter iron rod found marking the common corner of said Midas Addition and Tommy D's Restaurant, an addition to the City of Victoria, Victoria County, Texas according to the established plat of said addition recorded in Volume 6, Page 281 of the Plat Records of said County and further said iron rod (point of commencing)bears south 02 deg. 02' 27" West, along said right-of-way line a distance of 465.16 feet from a 5/8 inch diameter iron rod found marking the south corner of that certain City of Victoria tract as described in Volume 751, page 360 of the Deed Records of said County, said found iron rods beings the basis of bearing herein:

     THENCE, North 02 deg 02' 27" East, along said west right-of-way line, at 200.00 feet pass a 5/8 inch diameter iron rod set to mark the northeast corner of 1.875 acre tract of land described on even date herewith and continuing for an overall distance of 219.90 feet to a 5/8 inch diameter iron rod set for the POINT OF BEGINNING HEREIN:

     THENCE, North 87 deg. 57' 33" west, A distance of 19.39 feet to a 5/8 inch diameter iron rod set for the corner;

     THENCE, South 02 deg. 02' 27" West, a distance of 19.90 feet to a 5/8 inch diameter iron rod set for corner in the north line of said 1.875 acre tract;

     THENCE North 87 deg 57' 33" West, along said north line, a distance of 31.10 feet to a 5/8 inch diameter iron rod set for corner;

     THENCE North 02 deg 02' 27" East, a distance of 62.00 feet to a 5/8 inch diameter iron rod set for corner;

     THENCE South 87 deg 57' 33" East, a distance of 50.49 feet to a 5/8 inch diameter iron rod set for corner in the aforesaid west right-of-way line;


     THENCE South 02 deg. 02' 27" West, along said right-of-way line a distance of 42.10 feet to the POINT OF BEGINNING, CONTAINING within these metes and bounds 0.0630 acre or 2744 square feet of land, more or less.


     EXHIBIT A LEGAL DESCRIPTION   Page 3


     Reservations from and Exceptions to Conveyance and Warranty:

     1. Standby fees, taxes and assessments by and taxing authority for the year 1996 and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, the payment of which Grantee assumes.

     2. As to Tract I and II: An undivided one-fourth (1/4) royalty interest in all of the oil, gas and other minerals in and under the herein described property conveyed to J.P. Pool, Jr., et al. in instrument recorded in Volume 189, Page 538 of the Deed Records of Victoria County, Texas.

     3. As to Tract I and II: Eleven foot (11') utility easement across the front of said property as shown on survey, dated April 4, 1995, prepared by Urban Surveying, and according to the General Warranty Deed recorded in Volume 1110 at Page 595 of the Deed Records of Victoria County, Texas.

     4. As to Tract I: Rights or claims, if any, of the adjoining property owner in and to that portion of the insured premises lying between the fence and Lot 1, Block 1 Midas:
        Addition property line as shown by the survey, dated April 4, 1995, prepared by Urban Surveying, Inc.

     5. As to Tract I: Encroachment of the building located on Lot 1, Block 1, Midas Addition onto the Property.

     6. As to Tract I: A Southwestern Bell underground cable marker as shown by the survey, dated April 4, 1995, prepared by Urban Surveying, Inc.

     7. As to Tract II: Deed of Trust, dated May 5, 1987, executed by Southwestern medical Centers, Inc., in favor of Ed P. Magre, Trustee, securing the payment of a certain promissory note, dated of even date therewith, payable to the order of Pansy Hennessey Dismukes, in the original principal amount of $407,860.30, and any other indebtedness described therein, filed for record on may 14, 1987, recorded in Volume 1420, at Page 198 of the Deed of Trust Records of Victoria county, Texas. Said Deed of Trust was subordinated by Subordination Agreement, dated September 11, 1985, and recorded in volume 185, Page 853 of the Official Records of Victoria County, Texas.

     8. As to Tract II: Second Lien Deed of Trust, dated August 15, 1994, executed by Southwestern Medical Center, in favor of John N. McCamish, Jr. Trustee, securing the payment of a certain promissory note, of even date therewith, payable to the order of Ella Marie Migl, in the original principal amount of $60,000, and any other indebtedness described therein, filed for record on October 20, 1994, recorded in Volume 139, at Page 906 of the Official Records of Victoria County, Texas. Said Deed of Trust was subordinated by Subordination Agreement, dated September 11, 1995, and recorded in Volume 185, Page 847 of the Official Records of Victoria County, Texas.

     9. As to Tract II: Third Lien Deed of Trust, dated August 15, 1994, executed by Southwestern Medical Center, in favor of Frank Roberts, Trustee, securing the payment of a certain promissory note, of even date therewith, payable to the order of Joe P. Edwards, in the original principal amount of $1,900,000.00, and any other indebtedness described therein, filed for record on October 20, 1994, recorded in Volume 139, at Page 915 of the Official Records of Victoria County, Texas. Said Deed of Trust was subordinated by Subordination Agreement, dated September 11, 1995, and recorded in Volume 185, Page 850 of the Official Records of Victoria County, Texas.




                            Exhibit B

        (1) One (1) Kolpak walk-in freezer, Serial Number 953050080P, which includes a walk-in beer and wine cooler and conventional walk-in cooler, including shelving and racks.

        (2) One (1) Bar Top/Upper Cabinet manufactured by Food Service Supplies, Inc., consisting of over bar structure with glass rack, bar top, and service cabinet.

        (3) One (1) Captive Aire Exhaust Hood with pyrochem fire system and fan package.